Exhibit 99.1

Box Reports Fourth Quarter and Fiscal 2025 Financial Results

Fourth Quarter Revenue of $280 Million and Fiscal 2025 Revenue of $1.09 Billion

Fourth Quarter GAAP Operating Margin of 6.4% and Non-GAAP Operating Margin of 27.3%

Fourth Quarter GAAP Net Income Per Share of $1.12 and Non-GAAP Net Income Per Share of $0.42

New $150 Million Expansion of Stock Repurchase Program

REDWOOD CITY, Calif. – March 4, 2025 – Box, Inc. (NYSE:BOX), the leading Intelligent Content Management (ICM) platform, today announced preliminary financial results for the fourth quarter and fiscal year 2025, which ended January 31, 2025.

“Fiscal 2025 was a pivotal year for Box,” said Aaron Levie, co-founder and CEO of Box. "We delivered our strongest set of AI-powered innovations and launched Enterprise Advanced, integrating the full capabilities of our platform into one solution. Early customer adoption highlights that customers are choosing Box to power intelligent metadata extraction from documents, automate workflows and dashboards with Box Apps, customize Box AI with the AI Studio, power complete business processes with Box Sign, Forms and Doc Gen, and so much more. We are entering one of the biggest shifts in business driven by AI. Box is developing the leading Intelligent Content Management platform that transforms unstructured data into actionable information, empowering businesses to take advantage of this critical opportunity.”

“We delivered another year of strong bottom-line improvements and record free cash flow, while investing in our foundation to accelerate top-line growth in the coming years,” said Dylan Smith, co-founder and CFO of Box. “Our proven financial strategy of a balanced approach to rigorous cost discipline while making strategic investments in furthering our Intelligent Content Management platform is paying off, and we could not be more excited about the opportunities ahead of us with Enterprise Advanced and AI.”

Fiscal Fourth Quarter Financial Highlights

All comparisons are against the prior year comparable quarter

•
Revenue of $279.5 million, up 6%, or 8% on a constant currency basis.
•
Remaining performance obligations (“RPO”) of $1.466 billion, up 12%, or 14% on a constant currency basis.
•
Billings of $398.6 million, up 5%, or 7% on a constant currency basis. Billings were impacted by a 150 basis point headwind from unfavorable foreign exchange rates, compared to our prior expectation of an 80 basis point headwind.
•
Record GAAP gross profit of $220.7 million, or 79.0% of revenue, up from $200.2 million, or 76.1% of revenue.
•
Record non-GAAP gross profit of $226.4 million, or 81.0% of revenue, up from $206.1 million, or 78.4% of revenue.
•
GAAP operating income of $17.9 million, or 6.4% of revenue, compared to $21.2 million, or 8.1% of revenue.
•
Non-GAAP operating income of $76.4 million, or 27.3% of revenue, up from $70.1 million, or 26.7% of revenue.
•
GAAP diluted earnings per share (“EPS”) of $1.12, compared to $0.57, impacted by $0.03 from unfavorable foreign exchange rates. GAAP diluted EPS includes a net tax benefit of $1.04 from the release of a valuation allowance on deferred tax assets, which was partially offset by preferred participation in undistributed earnings, compared to a $0.46 net tax benefit in fourth quarter of FY24.
•
Non-GAAP diluted EPS of $0.42, flat year-over-year, impacted by $0.03 from unfavorable foreign exchange rates.
•
Net cash provided by operating activities of $102.2 million, up 14%.
•
Non-GAAP free cash flow of $91.3 million, up 12%.

Fiscal Year 2025 Financial Highlights

All comparisons are against the prior fiscal year

•
Revenue of $1.090 billion, up 5%, or 7% on a constant currency basis.
•
Billings of $1.110 billion, up 5%, or 6% on a constant currency basis.
•
Record GAAP gross profit of $862.0 million, or 79.1% of revenue, up from $777.1 million, or 74.9% of revenue.
•
Record non-GAAP gross profit of $884.9 million, or 81.2% of revenue, up from $803.0 million, or 77.4% of revenue.
•
Record GAAP operating income of $79.6 million, or 7.3% of revenue, up from $50.8 million, or 4.9% of revenue.

•
Record non-GAAP operating income of $303.6 million, or 27.9% of revenue, up from $256.8 million, or 24.7% of revenue.
•
GAAP diluted EPS of $1.36, compared to $0.67, impacted by $0.14 from unfavorable foreign exchange rates. GAAP diluted EPS includes a net tax benefit of $1.06 from the release of a valuation allowance on deferred tax assets, which was partially offset by preferred participation in undistributed earnings, compared to a $0.45 net tax benefit in FY24.
•
Record non-GAAP diluted EPS of $1.71, up $0.25 from $1.46, impacted by $0.14 from unfavorable foreign exchange rates.
•
Record net cash provided by operating activities of $332.3 million, up 4%.
•
Record non-GAAP free cash flow of $304.6 million, up 13%.

Growth on a constant currency basis and impact from foreign exchange is determined by comparing current period reported results with the current results calculated using the equivalent rates in the prior period.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Recent Business Highlights

•
Delivered wins or expansions with leading organizations across a variety of industries, including Automotive (Toyota Motor Corporation), Financial Services (Moelis & Company and AmTrust North America), Legal (Cooley LLP and Schulte Roth & Zabel), Life Sciences (IQVIA and Parexel International), Public Sector (District of Columbia Government and Texas Department of Motor Vehicles), Media and Entertainment (Sony Music Entertainment and Wieden+Kennedy), and Robotics (Boston Dynamics).
•
Recognized as a Leader for Intelligent Content Management by three leading independent industry analyst firms: The Forrester Wave™: Content Platforms, Gartner Magic Quadrant™, and IDC MarketScape®.
•
Released the new Enterprise Advanced Suites plan and delivered access to Box Apps, Box AI Studio, and Box Doc Gen via API, combining the full power of Box’s ICM platform into a single offering. The new plan has already received significant interest and traction in the market.
•
Delivered additional new features for Enterprise Advanced customers, including:
o
Box AI extract agents to accelerate decision-making and automate workflows, with the ability to create custom agents and automatically extract metadata directly in Box or through the Box AI API.
o
Multi-doc querying and enhanced AI features that help users rapidly get the answers they need with precision.
o
Box Forms and Box Doc Gen that allow customers to collect information and generate new documents in seconds.
•
Expanded AI availability to customers on Business, Business Plus, and Enterprise plans and evolved the pricing framework with the introduction of Box AI Units, making it easier to manage and scale AI usage.
•
Announced support for Anthropic’s Claude 3.7 Sonnet via Amazon Bedrock and OpenAI’s GPT-4.5 via Microsoft’s Azure.
•
Announced a strategic partnership with Adobe, making Adobe Express the default image editor in Box and empowering every Box user to easily create more engaging content with AI, without leaving Box’s secure platform.
•
Launched a new integration with CrowdStrike that combines the powerful CrowdStrike Falcon® Zero Trust Assessment (ZTA) with Box Shield, layering powerful cloud-based content security with world-class endpoint protection.
•
Strengthened partnership with Atlassian with the new Atlassian Rovo connector, delivering the power of ICM to joint customers.
•
Announced the grantees of the Box Impact Fund, which provides grants for digital transformation to nonprofit organizations doing critical work in the areas of child welfare, crisis response, and environmental protection.
•
Recognized for the following workplace and product awards:
o
Best Place to Work in 2025 by Glassdoor
o
Best Content Management Systems (CMS) Products 2025 by G2
o
100 Best Workplaces™ in Japan by Great Place to Work®

Update on Share Repurchase Plan

In the fourth quarter of fiscal year 2025, Box repurchased approximately 1.3 million shares for approximately $43 million. As of January 31, 2025, approximately $52 million of buyback capacity was remaining under Box’s current share repurchase plan. Box remains committed to opportunistically returning capital to its shareholders through an ongoing stock repurchase program, and on March 3, 2025, its Board of Directors authorized an expansion of its stock repurchase program by an additional $150 million.

Outlook

As a reminder, approximately one third of Box’s revenue is generated outside of the U.S., of which approximately 65% is in Japanese Yen. The following guidance includes the expected impact of FX headwinds, assuming present foreign currency exchange rates.

As Box has become consistently profitable, the Company has released valuation allowances associated with certain deferred tax assets. Accordingly, in fiscal year 2026, Box will be recognizing deferred tax expense. This non-cash expense is reflected in Box’s GAAP and non-GAAP diluted net income per share guidance for the first quarter of fiscal year 2026 and full fiscal year 2026.

Q1 FY26 Guidance

•
Revenue is expected to be in the range of $274 million to $275 million, up 4% year-over-year, or 5% growth, at the high-end on a constant currency basis. This includes a 120 basis point headwind due to the leap year in FY25.
•
GAAP operating margin is expected to be approximately 4.0%. This includes an expected negative impact of approximately 50 basis points due to FX and an expected year-over-year negative impact of 100 basis points due to the leap year in FY25.
•
Non-GAAP operating margin is expected to be approximately 25%. This includes an expected negative impact of approximately 120 basis points, which includes 40 basis points due to FX and an expected year-over-year negative impact of 80 basis points due to the leap year in FY25.
•
GAAP net income per share attributable to common stockholders is expected to be in the range of $0.00 to $0.01. GAAP EPS guidance includes an expected negative impact of $0.06, which includes $0.01 from unfavorable exchange rates, $0.03 from the recognition of non-cash deferred tax expenses, and an expected year-over-year negative impact of $0.02 due to the leap year in FY25.
•
Non-GAAP diluted net income per share attributable to common stockholders is expected to be a range of $0.25 to $0.26. Non-GAAP EPS guidance includes an expected negative impact of $0.15, which includes $0.01 from unfavorable exchange rates and an expected year-over-year negative impact of $0.02 due to the leap year in FY25. This also includes $0.12 from the recognition of non-cash deferred tax expenses, as compared to a negative impact of $0.01 in the prior year.
•
Weighted-average diluted shares outstanding are expected to be approximately 151 million.

Full Year FY26 Guidance

Full year FY26 guidance below assumes a neutral impact from foreign exchange rates, assuming present foreign currency exchange rates.

•
Revenue is expected to be in the range of $1.155 billion to $1.160 billion, up 6% year-over-year.
•
GAAP operating margin is expected to be approximately 7.5%, and non-GAAP operating margin is expected to be approximately 28%.
•
GAAP net income per share attributable to common stockholders is expected to be in the range of $0.10 to $0.14. This includes an expected negative impact of $0.19 from the recognition of non-cash deferred tax expenses.
•
Non-GAAP diluted net income per share attributable to common stockholders is expected to be in the range of $1.13 to $1.17. This includes an expected negative impact of $0.56 from the recognition of non-cash deferred tax expenses, as compared to a negative impact of $0.04 in the prior year.
•
Weighted-average diluted shares outstanding are expected to be approximately 153 million.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization, and as applicable, other special items. Box has provided a reconciliation of GAAP to non-GAAP net income per share and operating margin guidance at the end of this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 p.m. (PT) / 5:00 p.m. (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of this call will be available through Box’s Investor Relations website at https://www.boxinvestorrelations.com for a period of 90 days after the date of the call. Prepared remarks will be available on the Box Investor Relations website after the call ends.

The conference call can be accessed by registering online at https://events.q4inc.com/attendee/302061723 at which time registrants will receive dial-in information as well as a conference ID.

A live webcast will be accessible from the Box investor relations website at www.boxinvestorrelations.com. A replay will be available at the same webcast link until 11:59 p.m. on March 11, 2025.

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain X accounts (@box, @levie and @boxincir), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these X accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these X accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties, and assumptions, including statements regarding Box’s expectations regarding its growth and profitability, the size of its market opportunity, its investments in go-to-market programs, the demand for its products, the potential of AI and its impact on Box, the timing of recent and planned product introductions, enhancements and integrations, the short- and long-term success, market adoption and retention, capabilities, and benefits of such product introductions and enhancements, the success of strategic partnerships and acquisitions, the impact of macroeconomic conditions on its business, its ability to grow and scale its business and drive operating efficiencies, the impact of fluctuations in foreign currency exchange rates on its future results, its net retention rate, its ability to achieve revenue targets and billings expectations, its revenue and billings growth rates, its ability to expand operating margins, its long-term financial targets, its ability to maintain profitability on a quarterly or ongoing basis, its free cash flow, its ability to continue to grow unrecognized revenue and remaining performance obligations, its revenue, billings, GAAP and non-GAAP gross margins, GAAP and non-GAAP net income per share, GAAP and non-GAAP operating margins, the related components of GAAP and non-GAAP net income per share, weighted-average outstanding share count expectations for Box’s fiscal first quarter and full fiscal year 2026 in the section titled “Outlook” above, equity burn rate, any potential repurchase of its common stock, whether, when, in what amount and by what method any such repurchase would be consummated, and the share price of any such repurchase. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions, including those caused by the Russia-Ukraine conflict and the conflict in the Middle East, inflation, and fluctuations in foreign currency exchange rates; (2) delays or reductions in information technology spending; (3) factors related to Box’s highly competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud content management market; (5) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box on a timely basis, or at all; (6) Box’s ability to provide timely and successful enhancements, integrations, new features and modifications to its platform and services; (7) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; (8) Box’s ability to realize the expected benefits of its third-party partnerships; and (9) Box’s ability to successfully integrate acquired businesses and achieve the expected benefits from those acquisitions. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Box. While Box believes these estimates are meaningful, they could differ from the actual amounts that Box ultimately reports in its Annual Report on Form 10-K for the fiscal year ended January 31, 2025. Box assumes no obligations and does not intend to update these estimates prior to filing its Form 10-K for the fiscal year ended January 31, 2025.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Quarterly Report on Form 10-Q filed for the fiscal quarter ended October 31, 2024. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.boxinvestorrelations.com. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income attributable to common stockholders, non-GAAP net income per share attributable to common stockholders, billings, remaining performance obligations, non-GAAP free cash flow and free cash flow margin. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making (including for purposes of determining variable compensation of members of management and other employees) and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management's internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors' operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because they (1) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP financial measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based compensation expense, if Box did not pay a portion of compensation in the form of stock-based compensation expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect Box’s cash position. The accompanying tables have more details on the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures.

Non-GAAP gross profit and non-GAAP gross margin. Box defines non-GAAP gross profit as GAAP gross profit excluding expenses related to stock-based compensation (“SBC”) included in cost of revenue, acquired intangible assets amortization, and as applicable, other special items. Non-GAAP gross margin is defined as non-GAAP gross profit divided by revenue. Although SBC is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude SBC in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquired intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense that is not typically affected by operations during any particular period. Box also excludes expenses associated with a non-recurring workforce reorganization from non-GAAP gross profit as they are considered by management to be special items outside of Box’s core operating results.

Non-GAAP operating income and non-GAAP operating margin. Box defines non-GAAP operating income as GAAP operating income excluding expenses related to SBC, acquired intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating income divided by revenue. Box excludes the following expenses as they are considered by management to be special items outside of Box’s core operating results: (1) fees related to shareholder activism (2) expenses related to certain litigation, (3) expenses associated with a non-recurring workforce reorganization, consisting primarily of severance and other personnel-related costs, and (4) expenses related to acquisitions.

Non-GAAP net income attributable to common stockholders and non-GAAP net income per share attributable to common stockholders. Box defines non-GAAP net income attributable to common stockholders as GAAP net income attributable to common stockholders excluding expenses related to SBC, acquired intangible assets amortization, amortization of debt issuance costs, the income tax benefit from the release of a valuation allowance on deferred tax assets, induced conversion of convertible notes, undistributed earnings attributable to preferred stockholders, and as applicable, other special items as described in the preceding paragraph. Box defines non-GAAP net income per share attributable to common stockholders as non-GAAP net income attributable to common stockholders divided by the weighted-average outstanding shares.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue and contract assets in that period to revenue. Box believes that billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and helps investors better understand the sales volumes and performance of the business. Although Box considers billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure because it is calculated using exclusively revenue, deferred revenue, and contract assets, all of which are financial measures calculated in accordance with GAAP.

Remaining performance obligations. Remaining performance obligations (“RPO”) represent, at a point in time, contracted revenue that has not yet been recognized. RPO consists of deferred revenue and backlog. Backlog is defined as non-cancellable contracts deemed certain to be invoiced and recognized as revenue in future periods. Future invoicing is determined to be certain when we have an executed non-cancellable contract or a significant penalty that is due upon cancellation. While Box believes RPO is a leading indicator of revenue as it represents sales activity not yet recognized in revenue, it is not necessarily indicative of future revenue growth as it is influenced by several factors, including seasonality, contract renewal timing, average contract terms and foreign currency exchange rates. Box monitors RPO to manage the business and evaluate performance. Box considers RPO to be a significant performance measure. Box does not consider RPO to be a non-GAAP financial measure because it is calculated in accordance with GAAP, specifically under ASC Topic 606.

Non-GAAP free cash flow and free cash flow margin. Box defines non-GAAP free cash flow as cash flows from operating activities less net capital expenditures (purchases of property and equipment less proceeds from sales of property and equipment), principal payments of finance lease liabilities, capitalized internal-use software costs, and other items that did not or are not expected to require cash settlement and that management considers to be outside of Box’s core business. Free cash flow margin is calculated as non-GAAP free cash flow divided by revenue. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Box considers non-GAAP free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

About Box

Box (NYSE:BOX) is the leader in Intelligent Content Management. Our platform enables organizations to fuel collaboration, manage the entire content lifecycle, secure critical content, and transform business workflows with enterprise AI. Founded in 2005, Box simplifies work for leading global organizations, including AstraZeneca, JLL, Morgan Stanley, and Nationwide. Box is headquartered in Redwood City, CA, with offices across the United States, Europe, and Asia. Visit box.com to learn more. And visit box.org to learn more about how Box empowers nonprofits to fulfill their missions.

Contacts

Investors:
Cynthia Hiponia and Elaine Gaudioso
+1 650-209-3463
ir@box.com

Media:
Kait Conetta and Sheridan Hoover
press@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	January 31,	January 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$624,575	$383,742
Short-term investments	98,241	96,948
Accounts receivable, net	292,707	281,487
Deferred commissions	45,934	45,817
Other current assets	36,322	34,186
Total current assets	1,097,779	842,180
Operating lease right-of-use assets, net	77,970	99,354
Goodwill	76,969	76,750
Deferred commissions, non-current	62,780	63,541
Deferred tax assets	245,417	75,665
Other long-term assets	106,605	83,673
Total assets	$1,667,520	$1,241,163
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$80,069	$79,549
Accrued compensation and benefits	49,721	36,872
Debt, net, current	203,907	—
Deferred revenue	588,379	562,859
Total current liabilities	922,076	679,280
Debt, net, non-current	448,638	370,822
Operating lease liabilities, non-current	68,771	94,165
Other long-term liabilities	30,759	35,863
Total liabilities	1,470,244	1,180,130
Series A convertible preferred stock	494,238	492,095
Stockholders’ deficit:
Common stock	14	14
Additional paid-in capital	677,088	785,374
Accumulated other comprehensive loss	(11,921)	(9,686)
Accumulated deficit	(962,143)	(1,206,764)
Total stockholders’ deficit	(296,962)	(431,062)
Total liabilities, convertible preferred stock and stockholders’ deficit	$1,667,520	$1,241,163

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2025	2024	2025	2024
Revenue	$279,520	$262,878	$1,090,130	$1,037,741
Cost of revenue (1)	58,784	62,721	228,105	260,612
Gross profit	220,736	200,157	862,025	777,129
Operating expenses:
Research and development (1)	68,870	61,907	264,853	248,767
Sales and marketing (1)	96,839	85,893	380,154	348,638
General and administrative (1)	37,091	31,193	137,384	128,971
Total operating expenses	202,800	178,993	782,391	726,376
Income from operations	17,936	21,164	79,634	50,753
Interest income	6,828	4,838	23,709	18,714
Interest expense	(2,864)	(849)	(6,075)	(3,841)
Other (expense) income, net	(876)	432	(12,108)	(3,040)
Income before income taxes	21,024	25,585	85,160	62,586
Benefit from income taxes	(172,986)	(73,650)	(159,461)	(66,446)
Net income	$194,010	$99,235	$244,621	$129,032
Accretion and dividend on series A convertible preferred stock	(4,311)	(4,294)	(17,143)	(17,105)
Undistributed earnings attributable to preferred stockholders	(21,627)	(10,859)	(25,911)	(12,780)
Net income attributable to common stockholders	$168,072	$84,082	$201,567	$99,147
Net income per share attributable to common stockholders
Basic	$1.17	$0.58	$1.40	$0.69
Diluted	$1.12	$0.57	$1.36	$0.67
Weighted-average shares used to compute net income per share attributable to common stockholders
Basic	144,088	143,925	144,228	144,203
Diluted	150,485	146,295	148,643	148,586
(1) Includes stock-based compensation expense as follows:
	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2025	2024	2025	2024
Cost of revenue	$4,664	$4,423	$18,656	$19,111
Research and development	20,137	16,785	77,557	70,240
Sales and marketing	18,690	16,212	75,281	65,886
General and administrative	13,655	9,846	47,509	43,546
Total stock-based compensation	$57,146	$47,266	$219,003	$198,783

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$194,010	$99,235	$244,621	$129,032
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,193	12,245	22,103	51,241
Stock-based compensation expense	57,146	47,266	219,003	198,783
Amortization of deferred commissions	13,184	13,424	52,561	54,227
Deferred income taxes	(176,091)	(75,366)	(171,225)	(75,292)
Induced conversion expense	—	—	10,139	—
Other	5,261	(251)	(2,101)	2,478
Changes in operating assets and liabilities
Accounts receivable, net	(105,242)	(115,156)	(14,478)	(21,876)
Deferred commissions	(21,473)	(16,121)	(52,333)	(44,482)
Operating lease right-of-use assets, net	5,108	8,872	23,279	35,174
Other assets	(5,360)	6,334	(5,386)	7,256
Accounts payable, accrued expenses and other liabilities	16,910	8,248	6,391	(1,179)
Operating lease liabilities	(6,404)	(13,618)	(28,062)	(49,349)
Deferred revenue	118,931	114,227	27,745	32,714
Net cash provided by operating activities	102,173	89,339	332,257	318,727
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(30,662)	(63,027)	(121,338)	(169,416)
Maturities of short-term investments	22,500	28,950	119,896	107,950
Sales of short-term investments	—	—	3,567	—
Purchases of property and equipment	(628)	(242)	(2,573)	(4,703)
Proceeds from sales of property and equipment	—	1,189	8,395	2,860
Capitalized internal-use software costs	(8,602)	(4,199)	(27,633)	(16,561)
Other	—	(2,732)	(3,525)	(2,922)
Net cash used in investing activities	(17,392)	(40,061)	(23,211)	(82,792)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible notes, net of issuance costs	(1,158)	—	447,795	—
Partial repurchase of convertible notes	—	—	(191,713)	—
Purchase of capped calls related to convertible notes	—	—	(52,486)	—
Settlement of capped calls related to convertible notes	—	—	30,313	—
Principal payments on borrowings	—	—	(30,000)	—
Repurchases of common stock	(42,409)	(21,209)	(211,060)	(177,131)
Payments of dividends to preferred stockholders	(3,750)	(3,750)	(15,000)	(14,943)
Proceeds from exercise of stock options	2,880	186	19,050	1,343
Proceeds from issuances of common stock under employee stock purchase plan	—	—	25,910	26,860
Employee payroll taxes paid for net settlement of stock awards	(21,167)	(16,353)	(79,256)	(74,651)
Principal payments of finance lease liabilities	—	(4,045)	(2,141)	(30,176)
Other	(1,752)	(209)	(3,774)	(4,198)
Net cash used in financing activities	(67,356)	(45,380)	(62,362)	(272,896)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,361)	1,888	(4,831)	(7,822)
Net increase (decrease) in cash, cash equivalents, and restricted cash	16,064	5,786	241,853	(44,783)
Cash, cash equivalents, and restricted cash, beginning of period	610,046	378,471	384,257	429,040
Cash, cash equivalents, and restricted cash, end of period	$626,110	$384,257	$626,110	$384,257

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In Thousands, Except Per Share Data and Percentages)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2025	2024	2025	2024
GAAP gross profit	$220,736	$200,157	$862,025	$777,129
Stock-based compensation	4,664	4,423	18,656	19,111
Acquired intangible assets amortization	1,008	1,482	4,214	5,838
Workforce reorganization	—	—	—	912
Non-GAAP gross profit	$226,408	$206,062	$884,895	$802,990

GAAP gross margin	79.0%	76.1%	79.1%	74.9%
Stock-based compensation	1.7	1.7	1.7	1.8
Acquired intangible assets amortization	0.3	0.6	0.4	0.6
Workforce reorganization	—	—	—	0.1
Non-GAAP gross margin	81.0%	78.4%	81.2%	77.4%

GAAP operating income	$17,936	$21,164	$79,634	$50,753
Stock-based compensation	57,146	47,266	219,003	198,783
Acquired intangible assets amortization	1,008	1,482	4,214	5,838
Acquisition-related expenses	35	106	378	120
Expenses related to litigation	243	52	419	361
Workforce reorganization	—	—	—	912
Non-GAAP operating income	$76,368	$70,070	$303,648	$256,767

GAAP operating margin	6.4%	8.1%	7.3%	4.9%
Stock-based compensation	20.4	18.0	20.1	19.2
Acquired intangible assets amortization	0.4	0.6	0.4	0.6
Expenses related to litigation	0.1	—	0.1	—
Non-GAAP operating margin	27.3%	26.7%	27.9%	24.7%

GAAP net income attributable to common stockholders	$168,072	$84,082	$201,567	$99,147
Stock-based compensation	57,146	47,266	219,003	198,783
Acquired intangible assets amortization	1,008	1,482	4,214	5,838
Acquisition-related expenses	35	106	378	120
Expenses related to litigation	243	52	419	361
Workforce reorganization	—	—	—	912
Amortization of debt issuance costs	1,058	476	2,662	1,899
Benefit from the release of a valuation allowance on deferred tax assets	(177,190)	(75,240)	(177,190)	(75,240)
Induced conversion expense	—	—	10,139	—
Undistributed earnings attributable to preferred stockholders	13,418	2,958	(6,791)	(15,147)
Non-GAAP net income attributable to common stockholders	$63,790	$61,182	$254,401	$216,673

GAAP net income per share attributable to common stockholders, diluted	$1.12	$0.57	$1.36	$0.67
Stock-based compensation	0.38	0.33	1.47	1.34
Acquired intangible assets amortization	—	0.01	0.03	0.04
Workforce reorganization	—	—	—	0.01
Amortization of debt issuance costs	0.01	—	0.02	0.01
Benefit from the release of a valuation allowance on deferred tax assets	(1.18)	(0.51)	(1.19)	(0.51)
Induced conversion expense	—	—	0.07	—
Undistributed earnings attributable to preferred stockholders	0.09	0.02	(0.05)	(0.10)
Non-GAAP net income per share attributable to common stockholders, diluted	$0.42	$0.42	$1.71	$1.46
Weighted-average shares used to compute GAAP net income per share attributable to common stockholders, diluted	150,485	146,295	148,643	148,586
Weighted-average shares used to compute non-GAAP net income per share attributable to common stockholders, diluted	150,485	146,295	148,870	148,586

GAAP net cash provided by operating activities	$102,173	$89,339	$332,257	$318,727
Purchases of property and equipment	(628)	(242)	(2,573)	(4,703)
Proceeds from sales of property and equipment	—	1,189	8,395	2,860
Principal payments of finance lease liabilities	—	(4,045)	(2,141)	(30,176)
Capitalized internal-use software costs	(10,279)	(4,408)	(31,332)	(17,742)
Non-GAAP free cash flow	$91,266	$81,833	$304,606	$268,966
GAAP net cash used in investing activities	$(17,392)	$(40,061)	$(23,211)	$(82,792)
GAAP net cash used in financing activities	$(67,356)	$(45,380)	$(62,362)	$(272,896)

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In Thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2025	2024	2025	2024
GAAP revenue	$279,520	$262,878	$1,090,130	$1,037,741
Deferred revenue, end of period	608,600	586,871	608,600	586,871
Less: deferred revenue, beginning of period	(491,304)	(471,963)	(586,871)	(566,630)
Contract assets, beginning of period	5,909	3,944	2,452	1,900
Less: contract assets, end of period	(4,160)	(2,452)	(4,160)	(2,452)
Billings	$398,565	$379,278	$1,110,151	$1,057,430

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER SHARE GUIDANCE

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended			Fiscal Year Ended
	April 30, 2025			January 31, 2026
GAAP net income per share attributable to common stockholders range, diluted	$0.00	-	$0.01	$0.10	-	$0.14
Stock-based compensation	0.37		0.37	1.51		1.51
Acquired intangible assets amortization	0.01		0.01	0.03		0.03
Expenses related to litigation	—		—	0.02		0.02
Amortization of debt issuance costs	0.01		0.01	0.02		0.02
Income tax effects of non-GAAP adjustments (1)	(0.10)		(0.10)	(0.42)		(0.42)
Undistributed earnings attributable to preferred stockholders	(0.03)		(0.03)	(0.13)		(0.13)
Non-GAAP net income per share attributable to common stockholders range, diluted	$0.25	-	$0.26	$1.13	-	$1.17

Weighted-average shares, diluted			151,000			153,000

Note: Figures may not sum due to rounding.

(1) As we have released valuation allowances associated with certain deferred tax assets, starting in fiscal year 2026 we will be presenting the income tax effects of non-GAAP adjustments.

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN GUIDANCE

(Unaudited)

	Three Months Ended	Fiscal Year Ended
	April 30, 2025	January 31, 2026
GAAP operating margin	4.0%	7.5%
Stock-based compensation	20.5	20.0
Acquired intangible assets amortization	0.5	0.5
Non-GAAP operating margin	25.0%	28.0%